Exhibit 5

  Opinion of Breyer & Associates PC Regarding Legality of Securities Registered


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                                               1100 New York Avenue, N.W.
                                               Suite 700 East
                                               Washington, D.C. 20005-3934
                                               Telephone (202) 737-7900
                                               Facsimile (202) 737-7979
Breyer & Associates PC                         E-mail bank@clark.net
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Attorneys at Law


                                        June 18, 1999


Board of Directors
EverTrust Financial Group, Inc.
2707 Colby Avenue, Suite 600
Everett, Washington 98201

     RE:  EverTrust Financial Group, Inc.
          Registration Statement on Form S-1

Gentlemen and Lady:

     You have requested our opinion as special counsel for EverTrust Financial Group, Inc., a Washington corporation, in connection with the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In rendering this opinion, we understand that the common stock of EverTrust Financial Group, Inc. will be offered and sold in the manner described in the Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of common stock of EverTrust Financial Group, Inc. will upon issuance be legally issued, fully paid and nonassessable.

     This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions."

                                        Very truly yours,


                                        /s/ BREYER & ASSOCIATES PC
                                        --------------------------
                                        BREYER & ASSOCIATES PC


Washington, D.C.